UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2006

The Allied Defense Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11376	04-2281015
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Towers Crescent Drive, Suite 260, Vienna, Virginia		22182
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 847-5268

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2006, The Allied Defense Group, Inc. (the "Company") entered into a Letter Agreement with Pirate Capital LLC.

Under the terms of the Letter Agreement, the Company has agreed to increase the size of its board of directors from seven to nine members. The slate of directors for the 2006 annual meeting will include the existing seven members of the Board of Directors and two new nominees: John J. Marcello, the Chief Executive Officer and President of The Allied Defense Group, and Zachary R. George, a senior investment analyst for Pirate Capital.

Additionally, ADG’s Nominating Committee has initiated a search to identify up to two new independent director candidates with strong financial skills and in-depth electronic security industry experience to complement the substantial defense industry expertise of current ADG directors. In connection with the new director search, the Nominating Committee will consider the appropriate size of the Board of Directors prior to the addition of any new director or directors, and after giving due consideration to input from Pirate Capital, the Company will consider the extent to which a reduction in the number of Company directorships may be appropriate.

The Company has also agreed to establish a Strategic Review Committee, which will work with an outside financial advisory firm, to identify, consider, and recommend to ADG’s full Board actions and strategic financial alternatives to increase return on shareholder investment.

The Company will also make changes to its shareholder rights plan, which will be modified to include a three-year independent director evaluation (TIDE) feature so that a committee of fully independent directors will be required to review the rights plan in consultation with outside experts at least once every three years to assess its terms, conditions and whether the continuation remains in the best interests of all ADG shareholders. The Company has also decided to increase the "acquiring person" threshold from 15% to 20%.

The above summary of the Letter Agreement is not complete, but is qualified by reference to the entire agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On April 25, 2006, the Company issued a press release regarding the Letter Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company has also entered into separate amendments of employment agreements with John J. Marcello, its President and CEO, Monte L. Pickens, its Executive Vice President and COO, and Robert P. Dowski, its CFO. Each amendment provides that in the event that individual's employment with the Company is terminated by the Company within twelve (12) months following a change of control, the individual will be entitled to severance payments equivalent to two (2) year's annual compensation.

Item 9.01 Financial Statements and Exhibits.

10.1 Letter Agreement, dated April 25, 2006, between The Allied Defense Group, Inc. and Pirate Capital LLC.

99.1 Press release of The Allied Defense Group, Inc., dated April 25, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.

April 25, 2006	By:	John J. Marcello

Name: John J. Marcello
Title: Chief Executive Officer and President

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Letter of Agreement, dated April 25, 2006.
99.1	Press release dated April 25, 2006